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                                   Exhibit 6

                       Consent of Independent Accountants



To the Board of Directors of
Massachusetts Mutual Life Insurance Company


We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement of Massachusetts Mutual Variable Life Separate Account I on Form S-6 (Registration No. 333-65887) of our report dated February 6, 1998, on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes an explanatory paragraph relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Experts."




PricewaterhouseCoopers LLP
Springfield, MA
January 27, 1999



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